EXHIBIT B
                                                            ---------

                                 LEIDY HUB, INC.
                                INCOME STATEMENT
                                   (UNAUDITED)


                                    Three Months Ended     Twelve Months Ended
                                    December 31, 1999       December 31, 1999
                                    ------------------      ------------------

Operating Expenses:
  Operation Expense                     $  6,621                $  21,687
  Other Taxes                             (1,957)                  (1,857)
                                        ---------                ---------

Total Operating Expenses                   4,664                   19,830
                                        --------                 --------

Other Income:
  Interest Income                         11,212                   38,528
  Miscellaneous                                -                        -
  Equity Interest in:
    Ellisburg-Leidy Northeast
     Hub Co.                             (19,693)                 (19,693)
    Enerchange                                 -                        -
                                        --------                 --------
                                          (8,481)                  18,835
                                        ---------                --------

Other Deductions:
  Interest                                     -                      177
                                        --------                 --------

Pretax Income                            (13,145)                  (1,172)
                                        ---------                ---------

Income Taxes - Current                    (4,332)                  (3,828)
             - Deferred                        -                    5,597
                                        --------                 --------
                                          (4,332)                   1,769
                                        ---------                --------

Net Income                              $ (8,813)                $ (2,941)
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